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                                                                   EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. on Form S-3 of our report dated December 9, 1996, appearing in the Annual Report on Form 10-K of Robotic Vision Systems, Inc. for the year ended September 30, 1996 and to the incorporation by reference of our report dated November 27, 1996, relating to the financial statements of Systemation Engineered Products, Inc. as of March 31, 1996 and 1995 and for the years then ended, appearing in the Current Reports on Form 8-K/A-1 and Form 8-K/A-2 dated October 9, 1996 of Robotic Vision Systems, Inc.

We also consent to the use in this Registration Statement of Robotic Vision Systems, Inc. on Form S-3 of our report dated December 9, 1996 (January 6, 1997 as to Note 12) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/S/ DELOITTE & TOUCHE LLP

Jericho, New York
January 17, 1997